Exhibit 99.2

NEWS RELEASE

Global Crossing Airlines Group Inc. Files Form 8-A Registration Statement and

Becomes Fully Reporting SEC Issuer

MIAMI, FLORIDA, February 3, 2022 – Global Crossing Airlines Group, Inc. (JET: TSX-V; JET.B: TSX-V; JETMF: OTCQB) (the “Company” or “GlobalX”) today announces that, on February 3, 2022 the Company filed a Form 8-A Registration Statement (“Form 8-A”) with the U.S. Securities and Exchange Commission (“SEC”) and is now fully reporting with the SEC (“SEC”) following the filing of the Form 8-A. As a result, the Company is now subject to the reporting requirements of the Exchange Act of 1934, as amended, including Form 10-K, Form 10-Q and Form 8-K reporting requirements, as well as additional reporting obligations related to proxies, shareholder actions and stock ownership.

About Global Crossing Airlines

GlobalX is a US 121 domestic flag and supplemental Airline flying the Airbus A320 family aircraft. GlobalX flies as a passenger ACMI and charter airline serving the US, Caribbean, and Latin American markets. In 2022, GlobalX will enter ACMI cargo service flying the A321 freighter, subject to DOT and FAA approvals. For more information, please visit www.globalxair.com.

For more information, please contact:

Ryan Goepel, Chief Financial Officer

Email: ryan.goepel@globalxair.com

Tel: 786.751.8503

Cautionary Note Regarding Forward-Looking Information

Certain of the information contained in this news release constitutes ‘forward-looking information’ and ‘forward-looking statements’ within the meaning of applicable Canadian and U.S. securities laws (“forward-looking information”) concerning anticipated developments and events that may occur in the future. Forward-looking information contained in this news release includes, but is not limited to, statements with respect to the Company’s intention to fly as an ACMI and wet lease charter airline, Company’s projected aircraft fleet size and delivery dates, details of future charter operations, and the destinations that the Company intends to service.

In certain cases, forward-looking information can be identified by the use of words such as “plans”, “expects” “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “ or variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “occur” or “be achieved” suggesting future outcomes, or other expectations, beliefs, plans, objectives, assumptions, intentions or statements about future events or performance. Forward-looking information contained in this news release is based on certain factors and assumptions regarding, among other things, the receipt of financing to continue airline operations, the accuracy, reliability and success of GlobalX’s business model; the timely receipt of governmental approvals; the success of airline operations of GlobalX; the legislative and regulatory environments of the jurisdictions where GlobalX will carry on business or have operations; the impact of competition and the competitive response to GlobalX’s business strategy; and the availability of aircraft. While the Company considers these assumptions to be reasonable based on information currently available to it, they may prove to be incorrect.

Forward-looking information involves known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information. Such factors include risks related to, the ability to obtain financing at acceptable terms, the impact of general economic conditions, domestic and international airline industry conditions, the impact of the global uncertainty created by COVID-19, future relations with shareholders, volatility of fuel prices, increases in operating costs, terrorism, pandemics, natural disasters, currency fluctuations, interest rates, risks specific to the airline industry, the ability of management to implement GlobalX’s operational strategy, the ability to attract qualified management and staff, labour disputes, regulatory risks, including risks relating to the acquisition of the necessary licenses and permits; and the additional risks identified in the “Risk Factors” section of the Company’s reports and filings made available on SEDAR at www.sedar.com and EDGAR at www.sec.gov. Although the Company has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. Accordingly, readers should not place undue reliance on forward-looking information. The forward-looking information is made as of the date of this news release. Except as required by applicable securities laws, the Company does not undertake any obligation to publicly update any forward-looking information.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) has reviewed or accepts responsibility for the adequacy or accuracy of this release.